Exhibit 3.1

THE MACERICH COMPANY

ARTICLES SUPPLEMENTARY

The Macerich Company, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation that:

FIRST:  Under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board of Directors, by duly adopted resolutions, reclassified and designated the authorized but unissued 1,500,000 shares of the Series C Junior Participating Preferred Stock, $.01 par value per share (the “Series C Junior Participating Shares”), as shares of Preferred Stock without further designation, $.01 par value per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as set forth in the Charter.

SECOND:  The Series C Junior Participating Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

THIRD:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH:  The undersigned Senior Executive Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the Senior Executive Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Executive Vice President and attested to by its Assistant Secretary on this 9th day of February, 2009.

ATTEST:		THE MACERICH COMPANY

By:	/s/ Madonna R. Shannon	By:	/s/ Richard A. Bayer (SEAL)
	Madonna R. Shannon		Richard A. Bayer
	Senior Vice President, Senior		Senior Executive Vice President,
	Corporate Counsel and Assistant		Chief Legal Officer and Secretary
Secretary